ADDENDUM TO LEASE
                                      and
                            LEASE AMENDING AGREEMENT

THIS AGREEMENT dated for reference the 21st day of July, 1997.

BETWEEN:                         BENTALL PROPERTIES LTD.
                                 a body corporate, having its head office at Suite 1800, Four Bentall Centre, in the City of Vancouver, in the Province of British Columbia and

                                 WESTMINSTER MANAGEMENT  CORPORATION,  a body
                                 corporate, having a business office at Suite
                                 600,  355  Burrard  Street,  in the  City of
                                 Vancouver,   in  the   Province  of  British
                                 Columbia

                                 (hereinafter referred to as the "Landlord")

                                                            OF THE FIRST PART

AND:                             ARTERIAL VASCULAR ENGINEERING
                                 CANADA, INC., a body corporate, having a business office at Suite 260, 13155 Delf Place, Richmond, British Columbia V6V 2V4

                                 (hereinafter referred to as the "Tenant")

                                                            OF THE SECOND PART

WHEREAS:

A. By a lease dated the 10th day of August, 1994, as amended (the "Lease"), the Landlord leased to the Tenant (formerly known as Applied Vascular Engineering Canada, Inc.) for a term (the "Term") of 5 years, commencing on the lst day of November, 1994 and ending on the 3lst day of October, 1999, certain premises known as Suite 260 (the "Premises") containing an area of approximately 8,000 square feet shown outlined in red on the plan attached to the Lease as Schedule "A", located in Building 5 of Knightsbridge Business Park, 13155 Delf Place (the "Building") in the City of Richmond in the Province of British Columbia.

B. Pursuant to an addendum to lease dated for reference September 1, 1995 and a lease extension and amending agreement dated for reference December 31, 1996 (collectively the "Addendum"), the Tenant agreed to lease from the Landlord certain premises (the "Additional Premises"), having an area of approximately 5,052 square feet located in Building 7 of Knightsbridge Business Park 13140 Delf Place, in the City of Richmond, in the Province of British Columbia, on the same terms and conditions as set out in the lease for a term of one (1) year and ten (10) months expiring on the 30th day of June, 1997.

C. The Landlord and the tenant have agreed:

         (i) to extend the term of the Tenant's lease of the Additional Premises pursuant to the Addendum for a further period of 2 months so as to expire the 31st day of August, 1997;

         (ii) that the Tenant shall lease from the Landlord additional premises located in Building 8 of Knightsbridge Business Park, 13200 Delf Place, in the City Richmond, in the Province of British Columbia containing an area of approximately 7,381 square feet (the "Building 8 Premises") as shown outlined in blue on the plan marked Schedule "A" attached to this Agreement, for a term (the "Building 8 Premises Term") of 4 years and 2 months commencing on July 1, 1997 and ending on August 31, 2001;

         (iii) that the Tenant shall lease from the Landlord additional premises adjacent to the Premises containing an area of approximately 9,330 square feet ("Suite 250") as shown cross-hatched on the plan marked Schedule "B" attached to this Agreement, for a term (the "Suite 250 Term") of 4 years commencing on September 1, 1997 and ending on August 31, 2001; and

         (iv) to extend the Term of the Lease for the Premises for a further period of one (1) year and ten (10) months commencing on the 1st day of November, 1999 and ending on the 31st day of August, 2001, all on the terms and conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of ten Dollars ($10.00) now paid by the Tenant to the Landlord, the receipt of which is hereby acknowledged, and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree as follows:

1.   The recitals as hereinbefore set out are true in substance and in fact.

2. The term of the Tenants lease of the Additional Premises pursuant to the Addendum is extended as of the 1st day of July, 1997 for a further term of two (2) months expiring on the 31st day of August, 1997 upon the same terms and conditions as contained in the Addendum, except for there shall be no further right of extension beyond the 31st day of August, 1997.

3. The Landlord hereby demises and leases to the Tenant the Building 8 Premises during the Building 8 Premises Term upon the following terms and conditions:

     (a) The Tenant acknowledges and agrees that it is accepting possession of the Building 8 Premises in an "as is, where is" condition as of the commencement of the Fixturing Period (as hereinafter defined). The Tenant shall be responsible for its own improvements to the Building 8 Premises and shall have a Rent (as defined in the Lease) free period (the "Fixturing Period") commencing July 1, 1997 and ending August 31, 1997 for the purposes of carrying out the design, construction and fixturing of the Building 8 Premises (the "Tenant's Work"). The
         Tenant's Work shall be in accordance with professional plans and specifications which have been previously approved in writing by the Landlord. Should the Tenant require additional utilities because of the nature of its business, in excess of those already provided to the Building 8 Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord's prior approval. All costs associated with the Tenant's Work shall be borne solely by the Tenant. The Tenant will be responsible for obtaining all necessary approvals and building permits from regulatory authorities for the commencement and completion of the Tenant's Work. If occupancy for the purposes of carrying on day to day business occurs prior to September 1, 1997, all terms of this Agreement will be applicable from the date the Tenant takes possession and commences operation of its day to day business in the Building 8 Premises except for the payment of Rent which shall commence as of September 1, 1997;

     (b) the Tenant shall pay to the Landlord a basic rental for the Building 8 Premises of $51,667.00 per annum, plus applicable goods and services tax, based on an annual rental rate of $7.00 per square foot of the rentable area of the Building 8 premises, in equal monthly installments of $4,305.58 each in advance on the first day of each calender month during the Building 8 Premises Term commencing September 1, 1997;

     (C) commencing September 1, 1997 and for the balance of the Building 8 Premises Term, the Tenant shall pay to the Landlord Additional Rent with respect to the Building 8 Premises Term in accordance with the terms of the Lease;

     (d) the Landlord shall have the right to measure the Building 8 Premises in accordance with the provisions of Section 19.02 of the Lease, which determination shall be final and binding on the parties, and if such determination is different than as set out in Recital C. (ii) of this Agreement all sums payable as Rent under this Agreement, the calculation of which is affected by the change in area, shall be adjusted retroactive to September 1, 1997 to give effect to the measured area;

     (e) the Tenant shall use the Building 8 Premises for the same purpose as set out in Basic Term .03 of the Lease;

     (f) during the period July 1, 1997 to August 31, 2001, the Tenant shall have the right to use, free of charge, surface parking stalls surrounding Building 8 at a ratio of two (2) stalls per 1,000 square feet of the rentable area of the Building 8 premises; and

     (g) all the terms of the Lease shall apply to the lease of the Building 8 Premises pursuant to this Agreement except to the extent that they conflict with the Agreement or are clearly inapplicable to, or inappropriate to be applied to, this Agreement and the Building 8 Premises. For greater certainty, but without limiting the foregoing, any terms of the Lease with respect to free rent periods or tenant improvement allowances, and other inducements or incentives do not apply to the lease of the Building 8 Premises under this Agreement.

4. The Landlord hereby demises and leases to the Tenant Suite 250 during the Suite 250 Term upon the following terms and conditions:

     (a) The Tenant acknowledges and agrees that it is accepting possession of Suite 250 in an "as is, where is" condition as of September 1, 1997. Prior to September 1, 1997, the Landlord shall be responsible for ensuring that all mechanical, electrical and plumbing services are in proper working condition. The Tenant shall be responsible for its own improvments to Suite 250. Should the Tenant require additional utilities because of the nature of its business, in excess of those already provided to Suite 250, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord's prior approval;

     (b) the Tenant shall pay to the Landlord a basic rental for Suite 250 of $65,310.00 per annum, plus applicable goods and services tax, based on an annual rental rate of $7.00 per square foot of the rentable area of Suite 250, in equal monthly installments of $5,442.50 each in advance on the first day of each calendar month during the Suite 250 Term commencing September 1, 1997;

     (c) commencing September 1, 1997 and for the balance of the Suite 250 Term, the Tenant shall pay to the Landlord Additional Rent with respect to Suite 250 Term in accordance with the terms of the Lease;

     (d) the Landlord shall have the right to measure Suite 250 in accordance with the provisions of Section 19.02 of the Lease, which determination shall be final and binding on the parties, and if such determination is different than as set out in Recital C. (iii) of this Agreement all sums payable as Rent under this Agreement, the calculation of which is affected by the change in area, shall be adjusted retroactive to September l, 1997 to give effect to the measured area;

     (e) the Tenant shall use Suite 250 for the same purpose as set out in Basic Term .03 of the Lease;

     (f) during the period September 1, 1997 to August 31, 2001, the Tenant shall have the right to use, free of charge, surface parking stalls surrounding Suite 250 at a ratio of two (2) stalls per 1,000 square feet of the rentable area of Suite 250; and

     (g) all the terms of the Lease shall apply to the lease of Suite 250 pursuant to this Agreement except to the extent that they conflict with the Agreement or are clearly inapplicable to, or inappropriate to be applied to, this Agreement and Suite 250. For greater certainty, but without limiting the foregoing, any terms of the Lease with respect to free rent periods or tenant improvement allowances, and other inducements or incentives do not apply to the lease of Suite 250 under this Agreement.

5. The Term of the Tenant's lease of the Premises pursuant to the Lease is extended as of the 1st day of November, 1999 for a further Term of one (1) year and ten (10) months expiring on the 31st day of August, 2001 (the "Extension Period") upon the same terms and conditions as contained in the Lease, except for:

     (a) the Tenant will accept the Premises in an "as is, where is" condition;

     (b) the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Premises;

     (c) all further renovations, alterations or improvements in or to the Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant's expense and strictly in accordance with the provisions of the Lease;

     (d) during the Extension Period, the Tenant shall pay as Basic Rent the sum of $56,000.00 per annum, in equal monthly installments of $4,666.67, based on an annual rate of $7.00 per square foot of the Area of the Leased Premises;

     (e) the  provisions  for free  Basic Rent and the  Allowance  as set out in
         Section 2.01 and 20.03 of the Lease respectively shall not apply during the Extension Period; and

     (f) the Lease shall be amended pursuant to the amendments contained in Paragraph 6 of this Agreement.

6. The parties acknowledge and agree that as and from the 1st day of July, 1997, the Lease is amended to provide as follows:

     (a) Basic Term .04 of the Lease is amended by deleting "Five (5) years" and substituting therefor "Six (6) years and ten (10) months, so as to expire August 3l, 2001."

     (b) Section 3.02 of the Lease is amended by deleting from line one "opinion" and substituting therefor "reasonable judgment".

     (c) Section 4.03 of the Lease is amended by:

         (i) deleting from subparagraph (a) "entire" and substituting therefor "substantially all of"; and

         (ii) inserting in the last sentence of the provision "substantially" before "vacate".

     (d) Section 4.04 of the Lease is amended by:

         (i) inserting in line one after "Landlord", (which approval shall not be unreasonably withheld)";

         (ii)  inserting in line one before the word "request", "reasonable";

         (iii) inserting at the end of the first sentence"; provided, however, that the Landlord agrees that signs substantially similar to those previously utilized by the Tenant on properties of the Landlord are hereby expressly approved";

         (iv) inserting at the end of the second sentence "(which approval shall not be unreasonably withheld)";

         (v)   deleting in line ten "may" and substituting therefor "shall".

     (e) Section 4.05 of the Lease is amended by inserting in line five after "thereof", ",other than normal course wear and tear,".

     (f) Section 4.06 of the Lease is amended by inserting in line two after the word "otherwise", "other than customary snack and beverage dispensing machines,".

     (g) Section 4.08 of the Lease is amended by:

         (i) deleting in line three "and" and substituting therefor "during the Tenant's normal business hours and by customary means, or";

         (ii) inserting in line three before "approved", "may otherwise by reasonably".

     (h) Section 4.10 of the Lease is amended by:

         (i)   inserting in line one before "best", "reasonable";

         (ii)  inserting in line three before "judgement", "reasonable";

         (iii) inserting  in  line  eight  before  "rules",   "such   reasonably
               necessary".

     (i) Section 5.01 of the Lease is amended by:

         (i) inserting at the beginning of line one "Except as otherwise stated in this Lease,";

         (ii)  inserting in line eleven before "acceptable", "reasonably".

     (j) Section 5.03 of the Lease is amended by inserting in line two after "hours", "in a manner that shall not unreasonably interfere with the business or operations of the Tenant".

     (k) Section 5.04 of the Lease is amended by deleting in line one "forthwith" and substituting therefor "as prompty as practicable in the reasonable judgement of the Landlord".

     (l) Section 5.05 of the Lease is amended by:

         (i) inserting in line two after "hours", "in a manner that shall not unreasonably interfere with the business operations of the Tenant";

         (ii)  inserting in line three after "shall", "reasonably".

     (m) Section 5.06(c) of the Lease is amended by deleting "to the extent of the proceeds of such insurance applicable thereto".

     (n) Section 5.08 of the Lease is amended by deleting all references to "sixty (60) days" and substituting therefor "forty five (45) days".

     (o) Section 5.09(d)(ii) of the Lease is deleted in its entirety.

     (p) The first sentence of Section 6.01 of the Lease is deleted in its entirety.

     (q) Section 8.02 of the Lease is amended by inserting in line six after "nature", "other than such items and in a manner as are described in Schedule "E"".

     (r) Section 9.01 of the Lease is amended by:

         (i) inserting in line seven after "Landlord", "(which consent shall not be unreasonably withheld)";

         (ii) inserting at the end of the first sentence, "(which consent shall not be unreasonably withheld)".

     (s) Section 9.01 of the Lease is amended by inserting at the beginning of the provision, "Subject to Section 1.02,".

     (t) Section 9.03 of the Lease is amended by inserting in line four after "Premises", "other than as permitted under Section 4.04 and Schedule "C",".

     (u) Section 9.04 of the Lease is amended by deleting reference to "two (2) days" and substituting therefor "seven (7) days".

     (v) Section 10.01 of the Lease is amended by deleting in line two "consumer" and substituting therefor "consumed".

     (w) Section 11.01 (a) and (b) of the Lease is amended by inserting at the beginning of each subparagraph, "other than as may be caused by the Landlord's gross negligence or willful misconduct,".

     (x) Section 12.01 of the Lease is amended by:

         (i)   inserting in subparagraph (f) before "vacate", "substantially";

         (ii) deleting in subparagraph (i) all references to "ten (10) days" and substituting therefor "ten (10) business days".

     (y) Section 12.06 of the Lease is amended by deleting in line one "the Landlord" and substituting therefor "either party".

     (z) Section 16.02 of the Lease is deleted in its entirety.

    (aa) The following shall be added to the Lease as Section 20.04:

         "20.04 Pre-Authorized Payment Plan

               The Tenant authorizes the Landlord to withdraw monthly Rent payments from the Tenant's account by way of direct withdrawals, as may be arranged from time to time between financial institutions administering the Tenant's and the Landlord's accounts. The Tenant further agrees to execute and provide whatever further documentation, account information, cancelled cheques or otherwise, which are reasonably requested by the Landlord in order to assist the Landlord in the administration of a pre-authorized payment procedure for monies owing or accruing due as Rent under this Lease.".

    (bb) The following shall be added to the Lease as Section 20.05:

         "20.05 Extension of Term

               The Tenant, provided it has not been in material default during the period July 1, 1997 to and including August 31, 2001, shall have one option to extend the Term of the Lease for a further period of 5 years (the "Extended Term"), such option to be exercised upon nine (9) months' written notice to the Landlord, prior to August 31,

         2001, not to be given sooner than fifteen (15) months prior to August 31, 2001. The Extended Term shall be on the same terms and conditions as the initial Term except for Basic Rent, any free rent allowance, fixturing period, tenant improvement allowance or other incentive or inducement and except for this option to extend.

               The Basic Rent payable by the Tenant during the Extended Term shall be negotiated and agreed upon between the parties prior to the commencement of the Extended Term based on the prevailing fair market Basic Rent at the commencement of the Extended Term for similarly improved premises of similar size, quality, use and location in office buildings of a similar size, quality and location in Richmond, British Columbia. Failing such agreement, then within two (2) months prior to the commencement of the Extended Term, Basic Rent shall be determined by arbitration under the provisions of the Commercial Arbitration Act (British Columbia) and in accordance with this Section 20.05 provided that the Basic Rent payable shall not in any case be less than that payable by the Tenant during the period July 1, 2000 to August 31, 2001. For greater certainty; this option to extend is applicable to the premises known as the Premises, the Building 8 Premises and Suite 205."

    (cc) Schedule "C" to the Lease is amended by:

         (i)   inserting  in  line  two  of   Paragraph  2  before   "approved",
               "reasonably";

         (ii) inserting in line two of Paragraph 7 before "satisfaction", "reasonable";

         (iii) inserting in Paragraph 8:

               (1)   line two before "mutually", "reasonably";

               (2)   line three before "approval","reasonable".

    (dd) Schedule "E" to the Lease is amended by inserting at the end of the first sentence in Paragraph 8, ", such substances including without limitation isopropanol, nitric acid, sulfuric acid, phosphoric acid, synergy cleaner, oxalic acid, cidex (gluteraldehyde) and epoxy".

7. The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

8. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement shall, unless a contrary intention is expressed herein, have the same meanings as ascribed to them in the Lease.

9. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and assigns as the case may be.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement on the day and year first above written.

BENTALL PROPERTIES LTD.

Per: /s/ Timothy P. Hogan
------------------------------------
Authorized Signatory

Per /s/ Don Weber
------------------------------------
Authorized Signatory


THE CORPORATE SEAL of
WESTMINSTER MANAGEMENT COROPORATION
was hereunto affixed in the presence of:                 [SEAL]

/s/     David Greenwood
------------------------------------
Authorized Signatory

/s/     Evangeline Brightman
------------------------------------
Authorized Signatory


THE CORPORATE SEAL of
ARTERIAL VASCULAR ENGINEERING CANADA,
INC. was hereunto affixed in the presence of:

/s/     Creg W. Dance
------------------------------------
Authorized Signatory


------------------------------------
Authorized Signatory


 Susan Milne
 Witness

                                  SCHEDULE "A"




                                      [MAP]

                                  SCHEDULE "B"




                                     [MAP]

                                   DELF PLACE
BUILDING 5
KNIGHTBRIDGE BUSINESS PARK